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                                                                      Exhibit 23





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1394) pertaining to the 1993 Stock Option Plan, as amended, of Catalyst International, Inc., in the Registration Statement (Form S-8 No. 33-97522C) pertaining to the 1997 Director Stock Option Plan of Catalyst International, Inc. and in the Registration Statement (Form S-8 No. 333-62896) pertaining to the Catalyst International, Inc. 2001 Stock Option Plan and Catalyst International, Inc. U.K. Approved Company Share Option Scheme of our report dated February 7, 2003, except for Note 3 as to which the date is March 17, 2003, with respect to the consolidated financial statements and schedule of Catalyst International, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.



                                         ERNST & YOUNG LLP

Milwaukee, Wisconsin
March 28, 2003